Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-146375) and Form S-3 (Nos. 333-129073, 333-138809 and 333-173016) of Central European Distribution Corporation of our report dated March 1, 2011, except for the effects of the restatement discussed in Note 2 to the consolidated financial statements as to which the date is October 4, 2012, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers Sp. z o.o.

PricewaterhouseCoopers Sp. z o.o.

Warsaw, Poland

October 4, 2012

PricewaterhouseCoopeers Sp. z o.o., Al. Armii Ludowej 14, 00-638 Warszawa, Poland

T: +48 (22) 523 4000, F:+48 (22) 523 4040, www.pwc.com/

PricewaterhouseCoopers Sp. z o.o. wpisana jest do Krajowego Rejestru Sądowego prowadzonego przez Sąd Rejonowy dla m. st. Warszawy, pod numerem KRS 0000044655, NIP 526-021 -02-28. Kapitał zakładowy wynosi 10.363.900 złotych. Siedzibą Spółki jest Warszawa, Al. Armii Ludowej 14.